UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 31, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2007, Maxim Integrated Products, Inc. ("Maxim") received an additional Nasdaq Staff Determination notice indicating that Maxim is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14).  As expected, the notice was issued in accordance with Nasdaq procedures due to the delayed filing of Maxim's Annual Report on Form 10-K for the fiscal year ended June 30, 2007. This notice is routinely issued to all Nasdaq-listed companies when required periodic filings have not been made with the Securities and Exchange Commission on a timely basis.

Maxim issued a press release on September 6, 2007 disclosing its receipt of this additional Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:
Exhibit No.	Description
99.1	Text of press release issued by Maxim Integrated Products, Inc. dated September 6, 2007.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Alan Hale Alan Hale Vice President and Chief Financial Officer

Date: September 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release issued by Maxim Integrated Products, Inc. dated September 6, 2007. PDF